                                                           Registration No. 333-


                       Securities and Exchange Commission
                             Washington, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             UFP TECHNOLOGIES, INC.
                       (EXACT NAME OF ISSUER AS SPECIFIED
                                 IN ITS CHARTER)

        DELAWARE                                        04-231-4970
(STATE OR OTHER JURISDICTION OF             (I.R.S. EMPLOYER IDENTIFICATION NO.)
 INCORPORATION OR ORGANIZATION)

              172 East Main Street, Georgetown, Massachusetts 01833
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                             UFP TECHNOLOGIES, INC.
                             1993 STOCK OPTION PLAN
                            (FULL TITLE OF THE PLAN)

                                R. Jeffrey Bailly
                             UFP TECHNOLOGIES, INC.
                              172 East Main Street
                         Georgetown, Massachusetts 01833
                                 (978) 352-2200


                                   COPIES TO:
                          Patrick J. Kinney, Jr., Esq.
                       Lynch, Brewer, Hoffman & Sands, LLP
                               101 Federal Street
                           Boston, Massachusetts 02110
                                 (617) 951-0800
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

         Approximate date of Commencement of Sale pursuant to the Plan:
                     Upon issuance and exercise of options.

                         CALCULATION OF REGISTRATION FEE
                         ===============================

      TITLE OF                              PROPOSED             PROPOSED
     SECURITIES           AMOUNT             MAXIMUM             MAXIMUM              AMOUNT OF
      OF TO BE            TO BE          OFFERING PRICE          AGGREGATE          REGISTRATION
     REGISTERED         REGISTERED(1)      PER SHARE(2)        OFFERING PRICE             FEE
Common Stock,
 $.01 par
   value                 500,000             $2.75               $1,375,000            $363.00


(1) The registration statement also includes an indeterminable number of additional shares that may become issuable as a result of terminated, expired or surrendered options or pursuant to the antidilution provisions of the Plan.

(2) Computed on the basis of the closing sales price of securities of the same class, as reported in the Nasdaq Stock Market, on June 19, 2000.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         Certain important information is set forth in certain reports or statements filed by UFP Technologies, Inc. (the "Company") with the Securities and Exchange Commission. The reports or documents listed below are incorporated herein by reference:

         (a) the Company's Annual Report on Form 10-K for the year ended December 31, 1999 (which incorporates by reference certain portions of the Company's Proxy Statement for the Company's 2000 Annual Meeting of Stockholders held on June 9, 2000);

         (b) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000;

         (c) all reports filed by the Company pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 for periods since March 31, 2000;

         (d) the information set forth under "Description of Registrant's Securities to be Registered" in the Company's Registration Statement on Form 8-A dated December 6, 1993 as amended on December 8, 1993 (File No. 1-12648) which incorporates by reference the description of the Company's securities contained in the Company's Registration Statement on Form S-1 (File No. 33-70912); and

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference and to be a part hereof from the date of filing such reports and documents.

Item 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Lynch, Brewer, Hoffman & Sands, LLP, 101 Federal Street, Floor 22, Boston, Massachusetts 02110, has rendered its opinion to the Company that shares included in this offering will, when sold in accordance with the terms of the Plan, be legally issued, fully paid and non-assessable. Owen B. Lynch, a partner of Lynch, Brewer, Hoffman & Sands, LLP, is an Assistant Secretary of the Company.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company's charter and by-laws provide that the Company may indemnify all persons whom it shall have power to indemnify to the full extent permitted by state law. Under Delaware law, a director, officer, employee or agent who has been successful on the merits or otherwise in defense of any action, suit or proceeding or in defense of any claim, issue or matter therein shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred. In other circumstances, a director, officer, employee or agent of the Company may be indemnified against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred if he/she acted in good faith and has not been adjudged to have derived an improper personal benefit from the transaction or occurrence forming the basis for such settlement. The Company has entered into indemnification agreements with each of its directors and anticipates that it will enter into similar arrangements with any future directors. The Company may also enter into similar agreements with certain of the Company's officers who are not also directors. Generally, the indemnification agreements attempt to provide the maximum protection permitted by Delaware law with respect to indemnification of directors. The Company's charter further provides that directors are not liable for monetary damages for certain violations of their duty of care.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable

Item 8.  EXHIBITS.

         The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

Item 9.  UNDERTAKINGS.

         A.       The Company hereby undertakes:

         (1) To file during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement, or any material change to such information in the registration statement; PROVIDED, HOWEVER, that paragraphs
              (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
              Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Plan.

         B. The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and had duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Town of Georgetown, Massachusetts, on this 21st day of June, 2000.

                                           UFP TECHNOLOGIES, INC.


                                           By /s/ R. JEFFREY BAILLY
                                              ---------------------------------
                                              R. Jeffrey Bailly, President
                                              and Chief Executive Officer

                                POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. By so signing, each of the undersigned, in his capacity as a director or officer or both, as the case may be, does hereby appoint R. Jeffrey Bailly, William H. Shaw and Patrick J. Kinney, Jr., and each of them singly, his lawful attorney to execute in his name, place and stead, any and all amendments and supplements to this Registration Statement and all instruments necessary or incidental in connection therewith, and to file the same with the Securities and Exchange Commission or any applicable state securities administrator. Said attorney shall have the full power and authority to do and perform in the name and on behalf of each of the undersigned, in any and all capacities, every act whatsoever requisite or necessary to be done in the premises as fully, and to all intents and purposes, as each of the undersigned might do in person, hereby ratifying and approving the acts of such attorney.

         Executed under seal as of the date(s) set forth below.

SIGNATURE                                          TITLE                                 DATE
---------                                          -----                                 ----
R. JEFFREY BAILLY                             President, Chief                       June 21, 2000
------------------------------                Executive Officer,
R. Jeffrey Bailly                             Director (principal
                                              executive officer)

/S/RONALD J. LATAILLE                         Vice President, Chief                  June 21, 2000
-----------------------------                 Financial Officer
Ronald J. Lataille                            (principal financial and
                                              accounting officer)

/S/ WILLIAM H. SHAW                           Chairman of the                        June 21, 2000
-----------------------------                 Board of Directors
William H. Shaw

/S/ RICHARD L. BAILLY                         Secretary and                          June 21, 2000
-----------------------------                 Director
Richard L. Bailly

/S/ WILLIAM C. CURRY                          Director                               June 21, 2000
-----------------------------
William C. Curry

/S/ KENNETH L. GESTAL                         Director                               June 21, 2000
-----------------------------
Kenneth L. Gestal

/S/ PETER R. WORRELL                          Director                               June 21, 2000
-----------------------------
Peter R. Worrell

/S/ MICHAEL J. ROSS                           Director                               June 21, 2000
-----------------------------
Michael J. Ross

                                  EXHIBIT INDEX


Exhibit
NUMBER              DESCRIPTION
-------             -----------
4.1                 Specimen Stock Certificate [incorporated
                    by reference to the Company's
                    Registration Statement on Form S-18
                    (File No. 33-70912)].

4.2                 1993 Stock Option Plan, as amended
                    [incorporated by reference to the
                    Company's 2000 Proxy Statement].

4.3                 Form of Incentive Stock Option Agreement
                    [incorporated by reference to the Company's
                    Registration Statement on Form S-8
                    (File No. 333-2248)].

 5                  Opinion of Lynch, Brewer, Hoffman & Sands, LLP

23.1                Consent of Lynch, Brewer, Hoffman
                    & Sands, LLP (included in Exhibit 5)

23.2                Consent of Arthur Andersen LLP

23.3                Consent of KPMG LLP